UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2018

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China
(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

Effective at the beginning of fiscal 2018, Yum China Holdings, Inc. (referred to herein as “Yum China” and, together with its subsidiaries the “Company,” “we,” “us,” and “our”) changed its fiscal calendar from two months in the first quarter, three months in the second and third quarters and four months in the fourth quarter, to four three-month quarters ending on March 31, June 30, September 30 and December 31 of each year. The change was made to align with how management now measures performance internally and to facilitate the comparability of our results with peers’ using calendar quarters.

In addition, effective at the same time, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Exhibit 99.1 to this Form 8-K provides the Company’s recast summary of consolidated and combined statements of income and segment operating results for 2017 and 2016, as well as certain quarterly results within those periods, recast as if they had been reported under our new fiscal calendar. This Form 8-K also provides recast system and new same-store sales growth metrics as if they had been reported under the new calendar and new same-store-sales growth definition. The summary should be read in conjunction with the Company’s previously filed reports.

Additionally, these recast results reflect the impact of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), and related accounting interpretations, which we adopted in the first quarter of 2018 on a full retrospective basis.

The new standard does not have an impact on our recognition of revenue from Company-owned restaurants or our recognition of continuing fees from franchisees and unconsolidated affiliates while it changed the way we account for upfront fees. Upfront fees, such as initial and renewal fees from franchisees and unconsolidated affiliates, were previously recognized as revenue when we performed substantially all initial services required by the franchise agreement, generally upon the opening of a store or when a renewal agreement with a franchisee becomes effective. We recognize the upfront fees from franchisees and unconsolidated affiliates as revenue over the term of each franchise agreement as the franchise rights are accounted for as rights to access our symbolic intellectual property in accordance with the new standard. Any unamortized portion of fees received is presented in our Consolidated Balance Sheets as a contract liability.

The new standard also had an impact on certain transactions we entered into with franchisees and unconsolidated affiliates, such as contributions to and subsequent expenditures from advertising programs, inventory procurement and other services provided for franchisees and unconsolidated affiliates. These transactions were previously either not included or presented on a net basis in our statements of income or cash flows based on industry-specific guidance included in previous accounting guidance, which was superseded by the new standard. Under the new standard, we consider ourselves the principal in these arrangements as we have the ability to control a promised good or service before transferring that good or service to the customer. Therefore we include such transactions in revenues and expenses within our Consolidated and Combined Statements of Income with no significant impact to Net income.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description
99.1	Recast Consolidated and Combined Statements of Income, Recast Consolidated Balance Sheets and Recast Segment Operating Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Xueling Lu
	Name:	Xueling Lu
Date: April 18, 2018	Title:	Controller and Principal Accounting Officer